                                                                      Exhibit 24

                               POWER OF ATTORNEY

Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Garner B. Meads, III, Dale R. Gerald or David H. Bywater
or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the
U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Vivint Smart Home, Inc. (i)
pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes or any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the
Securities and Exchange Commission, including without limitation the Form ID.
The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of Vivint Smart Home, Inc., unless earlier revoked in writing. The undersigned acknowledges that Garner B.
Meads, III, Dale R. Gerald or David H. Bywater are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended.

                                  By:  /s/ Michael J. Staub
                                      ----------------------------
                                  Name: Michael J. Staub

Date: February 25, 2022